
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEET AND CONSOLIDATED STATEMENT OF OPERATIONS AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   1-MO
<FISCAL-YEAR-END>                          JAN-05-1997<F1>
<PERIOD-START>                             DEC-02-1996
<PERIOD-END>                               JAN-05-1997
<CASH>                                         110,900
<SECURITIES>                                         0
<RECEIVABLES>                                   16,978
<ALLOWANCES>                                         0
<INVENTORY>                                     16,336
<CURRENT-ASSETS>                               146,114
<PP&E>                                          57,942
<DEPRECIATION>                                   5,758
<TOTAL-ASSETS>                                 212,268
<CURRENT-LIABILITIES>                           50,768
<BONDS>                                          1,876
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           292
<OTHER-SE>                                     211,977
<TOTAL-LIABILITY-AND-EQUITY>                   212,269
<SALES>                                          7,698
<TOTAL-REVENUES>                                 7,698
<CGS>                                            6,070
<TOTAL-COSTS>                                    7,669
<OTHER-EXPENSES>                                  (498)
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                (395)
<INCOME-PRETAX>                                    922
<INCOME-TAX>                                       251
<INCOME-CONTINUING>                                671
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       671
<EPS-PRIMARY>                                      .02<F2>
<EPS-DILUTED>                                      .02

<F1>Filed due to a change in financial reporting year-end to the Sunday nearest to December 31 of each year. Previously, the fiscal year ended the Sunday nearest December 1. As a result of this change the Company is disclosing interim financial results for the one month transition period.
<F2>Reflects Basic EPS and a 3 for 2 stock split which was effected in the form of a 50% dividend paid on March 6, 1998. Financial data schedules previously filed have not been restated to reflect this stock split.

